March 11, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Item 4 of the Form 1-U dated March 11, 2022 of Arrived Homes, LLC and we agree with the statements made therein pertaining to our firm.

Sincerely,

/s/ Artesian CPA, LLC
Denver, CO
March 11, 2022

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com